AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 2009
REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBECOMM SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware	11-3225567
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

45 Oser Avenue
Hauppauge, New York 11788
(631) 231-9800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David E. Hershberg
Chairman and Chief Executive Officer
45 Oser Avenue
Hauppauge, New York 11788
(631) 231-9800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Richard H. Gilden, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities to Be	Amount to be	Offering	Aggregate Offering	Amount of
Registered	registered (1)	Price per Share	Price	Registration Fee
Common Stock, par value $0.001 per share(1)(2)	335,000	$7.76	$2,599,600	$145
Common Stock, par value $0.001 per share, issuable upon exercise of warrants(1)(3)	1,000,000	$10.00	$10,000,000	$558
TOTAL	1,335,000		$12,599,600	$703

     (1) All of the shares of common stock offered hereby are for the account of selling securityholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, recapitalizations or similar transactions.
     (2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on December 8, 2009.
     (3) Calculated pursuant to Rule 457(g) under the Securities Act of 1933, as amended, based on the warrant exercise price of $10 per share.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 11, 2009
Preliminary Prospectus
Globecomm Systems Inc.

1,335,000 shares of Common Stock
     We are registering 1,335,000 shares of our common stock for resale by the selling securityholders identified in this prospectus, which may be issued by us in connection with our acquisition of the business operations of Telaurus Communications LLC (“Telaurus”) on May 29, 2009. Up to 335,000 shares of common stock may be issued pursuant to earn-out provisions and up to 1,000,000 shares of common stock may be issued upon the exercise of warrants which may be granted under the earn-out provisions.
     Any shares registered for resale on the registration statement, of which this prospectus forms a part, but not actually issued to these selling securityholders, will be deregistered under the Securities Act of 1933, as amended. This prospectus also relates to the resale of shares that may be issued pursuant to the terms of the warrants to prevent dilution resulting from stock splits, stock dividends and similar transactions.
     We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling securityholders. However we may receive the amount of $10.00 per share upon the exercise of the warrants.
     The selling securityholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholders may sell their shares of common stock in the section entitled “Plan of Distribution” on page 4. We will not be paying any underwriting discounts or commissions in this offering.
     Our common stock is traded on the Nasdaq Global Market under the symbol “GCOM”. On December 8, 2009, the last reported sale price of our common stock was $7.67 per share.
     Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2009

ABOUT THIS PROSPECTUS
     You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus. The selling securityholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.
ABOUT GLOBECOMM SYSTEMS
     We are a leading global provider of satellite-based communications infrastructure solutions and services. We were incorporated in Delaware in August 1994. Our goal is to provide our customers with a comprehensive suite of design, engineering, installation and integration solutions, managed network services and lifecycle support services, by employing our expertise in emerging satellite-based communication technologies. We are concentrating on selected vertical markets in which we can capture significant visibility or market share. By offering both infrastructure solutions and services, we provide our customers with a complete end-to-end solution for their satellite-based communications requirements. We believe our integrated approach of combining in-house design and engineering expertise with world-class teleport and network operating centers is a competitive advantage and enables us to meet our customers’ needs in a timely and cost-effective manner.
     Globally, telecommunications networks are moving rapidly toward Internet protocol-based networks and services based on the lower cost of implementation and the flexibility these networks offer. Satellite-based communications complement this trend as many of the regions in the world lack the “next generation” terrestrial networks required to accommodate the rapid and reliable transmission of the vast amounts of information underlying the growth in traffic. Even in a well connected area of the globe, satellite communications offer a diverse network path in support of disaster recovery and network augmentation.
     We tailor our services to meet customer needs by offering standardized services for various communication applications. Our standardized services may be sold separately or may be used as building blocks as a part of a custom-engineered solution. We also leverage our expertise in satellite communications, Internet protocol, communications networks and information technology in designing our custom-engineered solutions.
     As a network service provider we offer “next generation” network solutions to communication service providers, commercial enterprises, broadcasters, content providers and governments and government-related entities around the world. We combine satellite and terrestrial communications networks to provide customers high-speed access services to the United States Internet backbone, their corporate headquarters or government offices, as well as the public switched telephone network. We are a licensed international voice carrier and have bilateral agreements with a number of international telecommunication operators for the origination and termination of voice traffic. We currently have customers for which we are providing such network services in the United States, Europe, South America, Africa, the Middle East and Asia.
     Our principal executive office and mailing address is 45 Oser Avenue, Hauppauge, New York 11788, and our telephone number is (631) 231-9800.
THE OFFERING
     On May 29, 2009, we acquired the entire business operations of Telaurus. Telaurus is a service provider concentrated in the maritime sector. The acquisition of Telaurus provides us with further entry into the growing maritime market which we are currently serving. Telaurus operates in the services segment of our business. Telaurus was acquired for a cash purchase price of $6.1 million. Under the terms of the acquisition agreement (the “Acquisition Agreement”) Telaurus is entitled to receive up to 335,000 shares of our common stock and up to 1,000,000 warrants to purchase shares of our common stock, at an exercise price of $10.00 per share subject to an earn-out based upon the acquired business achieving certain earnings milestones within twelve months following the closing. Under the terms of the Acquisition Agreement we agreed with Telaurus to register for public resale all the shares it may be entitled to receive under the earn-out, including the shares underlying the warrants. Accordingly this prospectus has been prepared, and the registration statement of which this prospectus is a part has been filed with the SEC to satisfy our obligations to Telaurus.
     As of the date hereof 150,000 of the 335,000 shares of our common stock have become issuable as the initial milestone of earnings before interest, taxes, depreciation and amortization of the Telaurus business has been met, and the remaining balance of up to 185,000 shares of our common stock may become issuable at some time after June 1, 2010, if a second earnings milestone is met. One warrant becomes issuable at some time after June 1, 2010, for each dollar by which actual earnings exceed the second earnings milestone, up to 1,000,000 warrants. Any warrants issued will have a three year term, are exercisable at a price of $10.00 per share and are subject to anti-dilution adjustments for stock splits, stock dividends and similar transactions. We cannot advise upon how many shares of common stock will be issued as a result of the Telaurus transaction beyond the 150,000 shares already earned.
RISK FACTORS
     Before making an investment decision, you should carefully consider the risks described under “Risk Factors’’ in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,’’ “will,’’ “could,’’ “should,’’ “expect,’’ “anticipate,’’ “intend,’’ “estimate,’’ “believe,’’ “project,’’ “plan,’’ “assume’’ or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus regarding our future strategy, future operations, projected financial position, proposed products, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.
     You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
     We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus, as well as in our most recent Annual Report on Form 10-K, including without limitation under the captions ''Risk Factors’’ and ''Management’s Discussion and Analysis of Financial Condition and Results of Operations,’’ and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus.

USE OF PROCEEDS
     We will not receive any of the proceeds from the sale of the shares by the selling securityholders. All proceeds from the sale of the shares will be for the accounts of the selling securityholders. However we may receive the amount of $10.00 per share upon the exercise of the warrants.
SELLING SECURITYHOLDERS
     The selling securityholders, including their transferees, pledgees, donees or any of their successors in interest may, from time to time, offer and sell shares of our common stock issued pursuant to this prospectus. We are filing the registration statement of which this prospectus is a part pursuant to the registration rights contained in the Acquisition Agreement.
     The following table presents information regarding the selling securityholders and the shares that each such selling securityholder may offer and sell from time to time under this prospectus. The exact number of shares will be determined according to, among other things, the achievement of the earnings milestones set forth in the Acquisition Agreement and the exercise of any warrants issued under the Acquisition Agreement. Because the warrants may not be exercised even if issued and the terms of the warrants allow for adjustments in the number of shares issuable upon their exercise, we do not know the actual number of shares of common stock that will be acquired and offered by the selling securityholders pursuant to the warrants. The number of shares of common stock covered by this prospectus assumes that the maximum number of shares of common stock will be acquired by the selling securityholders upon exercise of the warrants. The number of shares of common stock ultimately acquired and offered by the selling securityholders may, however, differ from the actual number of shares of common stock ultimately acquired and offered by the selling securityholders, in which case we may file an amendment or supplement to this prospectus.
     Each of the persons and entities named in the table below has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them except as provided under applicable law and except as set forth in the footnotes to the table. Beneficial ownership is determined in accordance with the rules of the SEC.

	Shares of Common Stock			Shares of Common Stock
	Beneficially Owned			Beneficially Owned
	Prior to Offering		Number of Shares	After Offering
Security Holder	Number	Percent	Being Offered	Number	Percent

PLAN OF DISTRIBUTION
     The selling securityholders, or their respective transferees, pledgees, donees or any of their successors in interest selling shares received from a named selling securityholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus (all of whom may be selling securityholders), may sell the securities from time to time.
     The shares of common stock may be sold in one or more transactions:
•	at fixed prices that may be changed;

•	at prevailing market prices at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.
     These sales may be effected in transactions, which may involve crosses or block transactions, in the following manner:
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or services or in the over-the-counter market (privately negotiated transactions);

•	through the writing and exercise of options, whether these options are listed on an options exchange or otherwise;

•	through the settlement of short sales; or

•	in a combination of such transactions.
     In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
     Selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock and deliver the common stock to close out short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.

     In order to comply with the securities laws of some jurisdictions, if applicable, the holders of common stock may sell in some jurisdictions through registered or licensed broker-dealers. If broker-dealers are used in the sale with respect to the securities being offered thereby, the selling security holder will sell such securities to the broker-dealers as principals. The broker-dealers may then resell such securities to the public at varying prices to be determined by such broker-dealers at the time of resale.
     Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling securityholder. The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.
     The selling securityholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.
     The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.
     The selling securityholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
     The aggregate proceeds to the selling securityholders from the sale of the common stock will be the purchase price of the common stock less any discounts and commissions, if applicable. A selling securityholder reserves the right to accept and, together with its agents, to reject, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the resale of these securities by the selling securityholders. We may, however, receive cash consideration in connection with the exercise of the warrants for cash.
     If required, the common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.
     We will pay the expenses incident to the registration of the common stock, except that the selling securityholders will pay all underwriting discounts, commissions or fees attributable to the sale of the securities and will pay the costs of their own counsel.

LEGAL MATTERS
     The validity of the securities being offered hereby will be passed upon for us by Kramer Levin Naftalis & Frankel LLP, New York, New York.
EXPERTS
     The consolidated financial statements and schedule of Globecomm Systems Inc. appearing in our Annual Report on Form 10-K for the year ended June 30, 2009 and the effectiveness of internal control over financial reporting as of June 30, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2009, have been incorporated herein by reference, in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the SEC. These documents may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can get further information about the Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains an Internet web site at www.sec.gov that contains reports, registration statements and other information regarding registrants like us that file electronically with the SEC.
     This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form S-3, which may be obtained from the locations described above. Statements contained in this prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.
INFORMATION INCORPORATED BY REFERENCE
     The SEC allows us to “incorporate by reference’’ the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents filed with the SEC are incorporated by reference in this prospectus:
•	our Annual Report on Form 10-K for the year ended June 30, 2009, filed with the SEC on September 14, 2009;

•	our Quarterly Report on Form 10-Q for the period ended September 30, 2009, filed with the SEC on November 11, 2009;

•	our Current Report on Form 8-K filed with the SEC on November 4, 2009;

•	our definitive Proxy Statement on Schedule 14A, filed with the SEC on October 14, 2009 in connection with our 2009 annual meeting of securityholders; and

•	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on July 15, 1997 under Section 12(g) of the Securities Exchange Act of 1934, including all amendments or reports filed for the purpose of updating such description.
     We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K which is not deemed to be filed with the SEC and not incorporated by reference herein.
     You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at Globecomm Systems Inc., 45 Oser Avenue, Hauppauge, New York 11788, Attention: Andrew C. Melfi, Chief Financial Officer, email: amelfi@globecommsystems.com, telephone number (631) 231-9800. The documents incorporated herein by reference may be accessed on our website at www.globecommsystems.com.
DISCLOSURE OF SEC POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES
     Our Certificate of Incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law, our directors shall not be personally liable to us or our securityholders for monetary damages for any breach of fiduciary duty as our directors. Under Delaware law, the directors have a fiduciary duty to us which is not eliminated by this provision of the Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non monetary relief will remain available. In addition, each director will continue to be subject to liability under Delaware law for breach of the director’s duty of loyalty to us, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This provision also does not affect the directors’ responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. We have obtained liability insurance for our officers and directors. Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its securityholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) arising under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. Delaware law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, vote of securityholders or otherwise. Our Certificate of Incorporation, as amended, eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law and provides that to the fullest extent permitted by law, we shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.
     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate of Incorporation. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

You should rely only on the information contained in this prospectus or information specifically incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus or incorporated by reference herein is correct after the date hereof. This prospectus is not an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation is illegal.
1,335,000
Shares
of
Common Stock
of
Globecomm Systems Inc.
DATED [_______________], 2009

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The Registrant is paying all of the expenses related to this offering. The following table sets forth the approximate amount of fees and expenses payable by the Registrant in connection with this Registration Statement and the distribution of the shares of the securities being registered hereby. The selling securityholders will bear all underwriting discounts, commissions or fees attributable to the sale of the registrable securities.

SEC registration fee	$703
Printing fees and expenses	3,000
Legal fees and expenses	15,000
Accounting fees and expenses	10,000
Miscellaneous	1,000

Total	$29,703

Item 15. Indemnification of Directors and Officers
     Our Certificate of Incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law, our directors shall not be personally liable to us or our securityholders for monetary damages for any breach of fiduciary duty as our directors. Under Delaware law, the directors have a fiduciary duty to us which is not eliminated by this provision of the Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non monetary relief will remain available. In addition, each director will continue to be subject to liability under Delaware law for breach of the director’s duty of loyalty to us, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This provision also does not affect the directors’ responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. We have obtained liability insurance for our officers and directors. Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its securityholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) arising under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. Delaware law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, vote of securityholders or otherwise. Our Certificate of Incorporation, as amended, eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law and provides that to the fullest extent permitted by law, we shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.
Item 16. Exhibits
(a) The following Exhibits are filed as part of this registration statement:

Exhibit Number
4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1, File No. 333-22425).

4.2	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 1998).

4.3	Amended and Restated By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 1998).

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1).*

24	Power of Attorney (included on the signature page).*

*	Filed herewith.
Item 17. Undertakings
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1993 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Hauppauge, State of New York, on December 11, 2009.

GLOBECOMM SYSTEMS INC.
By:	/s/ David E. Hershberg
	Name:	David E. Hershberg
	Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
That the undersigned officers and directors of Globecomm Systems Inc., a Delaware corporation, do hereby constitute and appoint David E. Hershberg, Chief Executive Officer, Keith A. Hall, President and Andrew C. Melfi, Chief Financial Officer, and each of them individually, with full powers of substitution and resubstitution, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorneys and agents, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ David E. Hershberg	Chairman of the Board and Chief Executive Officer	December 11, 2009
David E. Hershberg	(Principal Executive Officer)

/s/ Andrew C. Melfi	Senior Vice President, Chief Financial Officer, and Treasurer	December 11, 2009
Andrew C. Melfi	(Principal Financial and Accounting Officer)

/s/ Keith A. Hall	President, Chief Operating Officer and Director	December 11, 2009
Keith A. Hall

/s/ Richard E. Caruso	Director	December 11, 2009
Richard E. Caruso

Signature	Title	Date
/s/ Harry L. Hutcherson, Jr.	Director	December 11, 2009
Harry L. Hutcherson, Jr.

/s/ Brian T. Maloney	Director	December 11, 2009
Brian T. Maloney

/s/ Jack A. Shaw	Director	December 11, 2009
Jack A. Shaw

/s/ A. Robert Towbin	Director	December 11, 2009
A. Robert Towbin

/s/ C.J. Waylan	Director	December 11, 2009
C.J. Waylan

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
EXHIBITS
TO
REGISTRATION STATEMENT ON
FORM S-3
UNDER THE
SECURITIES ACT OF 1933, AS AMENDED
_______________________
GLOBECOMM SYSTEMS INC.

Exhibit Number
4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1, File No. 333-22425).

4.2	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 1998).

4.3	Amended and Restated By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 1998).

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1).*

24	Power of Attorney (included on the signature page).*

*	Filed herewith.